UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2007

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)
(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)
(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On May 16, 2007, the Board of Directors of Rockwood Holdings, Inc. (the “Company”) granted to its newly-appointed independent director, J. Kent Masters, options to purchase 7,878 shares of the Company’s Common Stock at an exercise price of $31.73 per share, which was the fair market value of the Company’s Common Stock on the date of the grant.  The options vest in three equal annual installments beginning May 16, 2008 and have a ten year term.   The options were granted pursuant to the 2005 Amended and Restated Stock Purchase and Option Plan for the Company and its subsidiaries and Mr. Masters entered into a stock option agreement with the Company, the form of which has been previously filed.

(e)           On May 16, 2007, the Company’s Board of Directors granted 124,068, 25,987 and 23,099 options to purchase shares of the Company’s Common Stock (the “time options”) to Seifi Ghasemi, its Chairman and Chief Executive Officer, Robert J. Zatta, its Senior Vice President and Chief Financial Officer and Thomas J. Riordan, its Senior Vice President, Law & Administration, respectively.  These options have an exercise price equal to the fair market value of the Company’s Common Stock on the date of the grant, which was $31.73, vest in three equal annual installments beginning on December 31, 2007 and have a seven year term.  In the event of a change of control within six months of the date of grant, 50% of the options become immediately exercisable.  In the event of a change of control after six months of the date of grant, 100% of the options become immediately exercisable.  The time options were granted to each of these employees pursuant to the 2005 Amended and Restated Stock Purchase and Option Plan for the Company and its subsidiaries and each of these employees entered into a Stock Option Agreement with the Company, the form of which is filed as an exhibit hereto.

In addition, the Company granted 54,168 performance restricted stock units to Mr. Ghasemi, 11,346 performance restricted stock units to Mr. Zatta and 10,085 performance restricted stock units to Mr. Riordan.  The number of performance restricted stock units granted to each of these employees may be increased upon the achievement of certain performance measures up to a maximum of two times the grant, subject to certain service requirements. Except as described below, upon vesting, each performance restricted stock unit represents the right to receive one share of common stock.  These performance restricted stock units represent the targeted number of shares and generally vest on the third anniversary of the grant date of the awards, subject to the employee’s continued employment with the Company, as follows: (a) up to 140% of the performance restricted stock units granted on May 16, 2007 become vested if and to the extent the Company achieves certain annualized consolidated adjusted EBITDA growth targets (the “Adjusted EBITDA RSUs”) and (b) up to 60% of the performance restricted stock units granted on May 16, 2007 become vested if and to the extent the Company achieves certain annualized consolidated earnings per share growth targets (the “EPS RSUs”) (as such targets are set forth in the performance restricted stock unit award agreement).  Upon the occurrence of a change in control of the Company (as defined in the performance restricted stock unit award agreement), each of the Adjusted EBITDA RSUs and the EPS RSUs, respectively, generally become vested at the targeted number of shares and converted into the right to receive a cash payment based on the price per share paid in the change in control of the Company, with such payments to be made no earlier than the third anniversary of the date of grant of the awards.  In the event of a termination of the employee’s employment without cause by the Company or a resignation by the employee for good reason  on or after a change in control of the Company but prior to the third anniversary of the date of grant of the awards, the cash payment will be accelerated to the date of termination.  In the event of any termination of the employee’s employment for cause by the Company or a resignation by the employee (other than due to the employee’s death, disability, retirement or for good reason) following a change of control of the Company, the employee forfeits any payout.  In addition, if prior to the vesting date but absent a change of control of the Company, the employee’s employment is terminated by the Company other than for cause or due to the employee’s death, disability or retirement, then a portion of the performance restricted stock units will become vested based on such employee’s period of service, with such payments to be made no earlier than the third anniversary of the date of grant of the awards.  These performance restricted stock units were granted to each of these employees pursuant to a Performance Restricted Stock Unit Award Agreement, a form of which is filed as an exhibit hereto.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Company’s Stock Option Agreement
10.2	Form of Performance Restricted Stock Unit Award Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: May 22, 2007